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                                                                     EXHIBIT 1.2

                             Underwriting Agreement

                               Sprint Corporation

   70,000,000 Shares of PCS Common Stock, Series 1, $1.00 par value per share









August 7, 2001





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                                                              New York, New York
                                                                  August 7, 2001



JP Morgan
60 Wall Street
New York, NY 10260

Merrill Lynch & Co.
4 World Financial Center
New York, NY 10080

UBS Warburg LLC
299 Park Avenue
New York, NY 10171

As Representatives of the several Underwriters named in Schedule II hereto,


Dear Sirs and Mesdames:

                  Sprint Corporation, a Kansas corporation (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, an aggregate of 20,434,782 shares (the "Company Shares") of its PCS Common Stock, Series 1, $1.00 par value per share (the "PCS Common Stock") and NAB Nordamerika Beteiligungs Holding GmbH (the "Selling Stockholder"), proposes to sell to the Underwriters, for whom you are acting as Representatives, an aggregate of 49,565,218 shares of PCS Common Stock (the "Selling Stockholder Shares"; the Company Shares and the Selling Stockholder Shares collectively referred to as the "Firm Shares") to be issued by the Company to the Selling Stockholder upon conversion of shares of PCS Common Stock, Series 3, $1.00 par value per share (the "Series 3 PCS Shares") of the Company and with respect to shares of Class A Common Stock, $0.50 par value per share, of the Company (the "Class A Common Shares") held by the Selling Stockholder (such Series 3 PCS Shares and Class A Common Shares held by the Selling Stockholder being referred to as the "Conversion Shares"), each of the Company and the Selling Stockholder selling the amount set forth opposite its name in Schedule I hereto.

                  The Company and the Selling Stockholder also propose to sell to the several Underwriters not more than an additional 3,065,217 and 7,434,782shares, respectively, of PCS Common Stock (the "Additional Shares") if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of PCS Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of PCS Common Stock of the Company, together with all other classes and series of common stock of the Company, are hereinafter referred to as the "Common Stock".


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                  The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares (Commission file no. 333-65402). The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Offering of the Shares, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement or the issue date of such preliminary prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of any preliminary prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriters and the Selling Stockholder that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement and any amendments thereto, as of their respective effective dates, did not contain or, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and any of the amendments thereto, as of their respective effective dates, and the Prospectus, as of its issue date and, as amended or supplemented, if applicable, as of the Closing Date (as defined in Section 5 hereof), complied or will comply in all material respects with the Trust Indenture Act of 1939, the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus, as of its issue date and, as amended or supplemented, if applicable, as of the Closing Date does not


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         and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (i) statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein or (ii) those exhibits to the Registration Statement that constitute the Statement of Eligibility (Form T-1) of the Trustee.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each subsidiary of the Company that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, substituting five percent for ten percent in the conditions specified therein and substituting "proportionate share of the total net revenue (after intercompany eliminations)" for "equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" and "such revenue" for "such income" in clause (3) of such definition (each a "Material Subsidiary"), has been duly incorporated or otherwise organized, is validly existing as a corporation, limited liability company, or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate, limited liability company, or partnership, as the case may be, power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise set forth or incorporated by reference in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company, and the Company has, and on the Closing Date will have, the corporate power to enter into this Agreement and perform its obligations hereunder.


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                  (f) The authorized equity capitalization of the Company is as set forth in the Prospectus under the captions "Authorized Capital Stock" and "Capitalization", and the Shares conform in all material respects to the description thereof contained in the Prospectus.

                  (g) All outstanding shares of Common Stock, including the Conversion Shares, have been duly authorized and are validly issued, fully paid and non-assessable.

                  (h) The Company Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or other rights to subscribe for the Shares pursuant to the Company's Articles of Incorporation or the Kansas General Corporation Code.

                  (i) The Selling Stockholder Shares have been duly authorized and, when issued upon conversion of the Conversion Shares and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or other rights to subscribe for the Shares pursuant to the Company's Articles of Incorporation or the Kansas General Corporation Code.

                  (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement (i) will not violate any provision of the articles of incorporation or by-laws of the Company and (ii) will not violate any provision of law applicable to the Company or any of its subsidiaries, any agreement or other instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in each case set forth in this clause (ii) for violations that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the Company's ability to perform its obligations hereunder; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the execution, delivery or performance of this Agreement by the Company, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                  (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus that are not described as required. There are no contracts


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or other documents required to be filed as exhibits to the Registration
Statement that are not filed as required.

                  (m) The Prospectus, and any supplement thereto, filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (o) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses material to the Company and its subsidiaries, taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in the case of all matters set forth in clauses
         (i), (ii) and (iii), as set forth in the Prospectus and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (q) There are no costs or liabilities known to the Company associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to register any securities pursuant to the Registration Statement, except such rights as have been both (i) referred to or


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         incorporated by reference in the Prospectus and (ii) waived or satisfied.

                  (s) Ernst & Young LLP and Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are each independent public accountants with respect to the Company as required by the Securities Act.

                  (t) The audited and unaudited financial statements and schedules included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified; such financial statements and schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

                  (u) The Company, after giving effect to the offering and sale of the Shares and the application of the proceeds from the shares that it sells as described in the Prospectus, will not direct an aggregate of 10% or more of the net proceeds of the offering of the Shares to National Association of Securities Dealers, Inc. members participating in the distribution of the Shares.

                  (v) As of the date hereof, the Company does not believe that it is, or has been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), during the five-year period ending on the date hereof, although it has not determined or established whether it will be a United States real property holding corporation in the future.

     2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

                  (b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, the Letter to the Transfer Agent (as defined below) and the power of attorney appointing certain individuals as the Selling Stockholder's attorneys in fact to execute and deliver this Agreement and the documents and certificates contemplated hereby (the "Power of Attorney") will not violate (i) any provision of the certificate of incorporation or by-laws (or equivalent constituent documents) of the Selling Stockholder, or (ii) except in each case for violations that would not materially and adversely affect the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, any provision of law applicable to the Selling Stockholder, any agreement or other instrument binding upon such Selling Stockholder or any property of such Selling Stockholder or to which the Selling Stockholder is a party or any judgment, order or


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         decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the execution, delivery or performance of this Agreement, the Letter to the Transfer Agent and the Power of Attorney by the Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (c) The Selling Stockholder has, and on the Closing Date will have, the corporate power to enter into this Agreement, the Letter to the Transfer Agent and the Power of Attorney, to sell, transfer and deliver the Shares to be sold by the Selling Stockholder and perform its obligations under this Agreement, the Letter to the Transfer Agent or the Power of Attorney.

                  (d) The Selling Stockholder has delivered a letter to UMB Bank, n.a., (the "transfer agent"), substantially in the form attached as Exhibit A hereto (the "Letter to the Transfer Agent"), and the Selling Stockholder has received the transfer agent's signed acknowledgment of such letter and has not received any notice that the transfer agent does not intend to comply with the instructions therein.

                  (e) The Selling Stockholder will be, as of the Closing Date, the record owner of the Shares to be sold by the Selling Stockholder and is not aware of any "adverse claims" (within the meaning of Section 8-105 of the Uniform Commercial Code as adopted by the State of New York (the "UCC") that may be asserted against the Selling Stockholder with respect to such Shares.

                  (f) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain and, at the Closing Date, the Prospectus as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph apply only to statements or omissions in the Registration Statement or Prospectus based upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein.

                  (g) The sale of the Selling Stockholder Shares pursuant to this Agreement is not prompted by any material, non-public information in the Selling Stockholder's possession concerning the Company that would cause such sale to constitute a violation by the Selling Stockholder of Rule 10b-5 promulgated under the Exchange Act.

                  (h) The Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares pursuant to the distribution contemplated by


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         this Agreement and, other than as permitted by the Securities Act, the
         Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

         3. Agreements to Sell and Purchase. Upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, each of the Company and the Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder at $23.8875 a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedule II hereto opposite the name of such Underwriter.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Company and the Selling Stockholder, severally and not jointly, agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, from each of the Company and the Selling Stockholder, 3,065,217 and 7,434,782 Additional Shares, respectively, at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify each of the Company and the Selling Stockholder in writing at least three business days in advance of the Option Closing Date and not later than 30 days after the date of this Agreement, which notice shall be irrevocable and shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase from each of the Company and the Selling Stockholder, the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         Each of the Company and the Selling Stockholder, severally and not jointly, hereby agrees that, without the prior written consent of any two of J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of any series of PCS Common Stock or any securities convertible into or exercisable or exchangeable for shares of any series of PCS Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of PCS Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of PCS Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall


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not apply to (A) the Shares to be sold hereunder, (B) any transaction pursuant to any employee or director benefit plan in effect on the date of the Prospectus or the registration of any such transaction, (C) issuances of PCS Common Stock upon conversion of outstanding shares of Preferred Stock -- Seventh Series, Convertible, or upon exercise of outstanding warrants to purchase PCS Common Stock, (D) issuances of PCS Common Stock pursuant to the Company rights plan in effect on the date of the Prospectus, (E) issuances of PCS Common Stock or securities convertible into or exchangeable for PCS Common Stock in connection with acquisitions, or mergers or in connection with strategic or other significant investments; provided that in each case set forth in this clause (E) the recipient of such PCS Common Stock or securities convertible into or exchangeable for PCS Common Stock agrees to be bound for any remaining portion of such 90 day period on the above terms (except that recipients of PCS Common Stock or securities convertible into or exchangeable for PCS Common Stock in connection with the acquisition by the Company of a company whose shares are publicly traded need not so agree), (F) registrations of PCS Common Stock for, or issuances of PCS Common Stock to, Comcast Corporation, Cox Communications, Inc. and Liberty PCS Trust or any affiliate upon any exercise of their equity purchase rights or registration rights, (G) issuances, or registrations, of shares of PCS Common Stock which are issuable to France Telecom ("FT"), Deutsche Telekom AG or any affiliate ("DT") or third parties in respect of the shares of the Company's Class A Common Stock and PCS Common Stock, Series 3 held by FT and DT as of the date of this Agreement, (H) the issuance of equity units, corporate units, purchase contracts or purchase contract shares (as defined in the Prospectus) in the offering being conducted concurrently with this offering, (I) treasury units or corporate units (as defined in the Prospectus) to be created or recreated upon substitution of pledged securities or (J) transfers by the Selling Stockholder of PCS Common Stock to one or a limited number of special purpose vehicles or other financial intermediaries or financial institutions pursuant to Section 5(a)(ii)(B) of the Offering Process Agreement among FT, DT, the Selling Stockholder and Sprint, dated as of February 20, 2001, provided any such entity agrees to be bound for any remaining portion of such 90 day period on the above terms.

         4. Terms of Public Offering. The Company and the Selling Stockholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as set forth in the Prospectus. The Company and the Selling Stockholder are further advised by you that the Shares are to be offered to the public initially at $24.50 per Share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $0.37 per Share under the Public Offering Price.

         5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company and the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 10, 2001, or at such other time on the same or such other date, not more than five business days later, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

         Payment for any Additional Shares shall be made to the Company and the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than September , 2001, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

         Certificates for the Selling Stockholder Shares and the Additional Shares of the Selling Stockholder shall be as contemplated in the Letter to the Transfer Agent. The certificates evidencing the Selling Stockholder Shares and the Additional Shares of the Selling Stockholder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. Conditions to the Obligations of the Underwriters, the Company and the Selling Stockholder. The several obligations of the Company and the Selling Stockholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have been declared effective by the Commission prior to the Closing Date and that no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission at the Closing Date. The obligation of the Selling Stockholder to sell the Shares to the Underwriters shall also be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Closing Date, the accuracy of the statements by the Company made in any certificates delivered to the Selling Stockholder pursuant to the provisions hereof and to the conditions set forth in Sections 6(b), (c), (d), (g), (i), (j) and (k) below.

         The several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Closing Date, the accuracy of the statements by the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters and the Selling Stockholder shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as if made on the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters and the Selling Stockholder shall have received on the Closing Date an opinion of King & Spalding, outside counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Registration Statement has become effective
                  under the Act, any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b), and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

                           (ii) the statements (A) in the Prospectus under the
                  captions "Description of Agreements with the Selling Stockholder", "Certain Federal Income Tax Consequences" and "Certain U.S. Federal Income Tax Consequences to Non-United States Holders" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the documents (or provisions thereof) or statutes and regulations (or provisions thereof) referred to therein, fairly present the information called for with respect to such documents (or provisions thereof) and statutes and regulations (or provisions thereof) and fairly summarize in all material respects such documents (or provisions thereof) or statutes and regulations (or provisions thereof);

                           (iii) the Company is not, and after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                           (iv) the Registration Statement, as of its effective
                  date, and the Prospectus, as of its issue date and, as amended or supplemented, if applicable, as of the Closing Date, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder (in each case other than (A) the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein, (B) the Statement of Eligibility (Form T-1) of the Trustee and (C) the documents and other information incorporated by reference therein, as to which we express no opinion).

                  In addition, such counsel shall state that although it does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as set forth in paragraph (ii) above), nothing has come to its attention that causes such counsel to believe that (a) the

         Registration Statement (other than (i) the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein, (ii) the Statement of Eligibility (Form T-1) of the Trustee and (iii) the documents and other information incorporated by reference therein, as to which such counsel expresses no belief), as of its effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (other than (i) the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein and (ii) the documents and other information incorporated by reference therein, as to which such counsel expresses no belief), as of its issue date or, as amended or supplemented, if applicable, as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Underwriters and the Selling Stockholder shall have received on the Closing Date an opinion of Thomas A. Gerke, Vice President, Corporate Secretary and Associate General Counsel of the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated in the
                  state of Kansas, is validly existing as a corporation in good standing under the laws of the state of Kansas, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (ii) each Material Subsidiary of the Company has been
                  duly incorporated or otherwise organized, is validly existing as a corporation, limited liability company, or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate, limited liability company, or partnership, as the case may be, power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) the authorized equity capitalization of the
                  Company is as set forth in the Prospectus under the captions "Authorized Capital Stock" and "Capitalization", and the PCS Common Stock conforms in all material respects to the description thereof contained in the Prospectus;

                           (iv) all outstanding shares of Common Stock,
                  including the Conversion Shares, have been duly authorized and are validly issued, fully paid and non-assessable;

                           (v) the Company Shares and the Selling Stockholder
                  Shares have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, and with respect to the Selling Stockholder Shares, when issued upon conversion of the Conversion Shares, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or other rights to subscribe for the Shares pursuant to Sprint's Articles of Incorporation or the Kansas General Corporation Code;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company and the Company has the corporate power to enter into this Agreement and perform its obligations hereunder;

                           (vii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement (i) will not violate any provision of the articles of incorporation or by-laws of the Company and (ii) to such counsel's knowledge, will not violate any provision of law applicable to the Company or any of its subsidiaries, any agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in each case set forth in this clause (ii) for violations that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the Company's ability to perform its obligations hereunder; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the execution, delivery or performance of this Agreement by the Company, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                           (viii) to such counsel's knowledge, (a) there are no
                  legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, (b) there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus that are not described as required and (c) there are no contracts or other documents required to be filed as exhibits to the Registration Statement that are not filed as required;

                           (ix) no filing with, or authorization, approval,
                  consent, license, order, registration, qualification or decree of, the Federal Communications Commission is necessary or required for the due authorization, execution or delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Prospectus or this Agreement; and

                           (x) each document filed pursuant to the Exchange Act
                  and incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein and the Statement of Eligibility (Form T-1) of the Trustee, as to which such counsel expresses no opinion), as of its filing date, complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

                  In addition, such counsel shall state that although he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to his attention that causes such counsel to believe that (a) the Registration Statement (other than the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein and the Statement of Eligibility (Form T-1) of the Trustee, as to which such counsel expresses no belief), as of its effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein, as to which such counsel expresses no belief), as of its issue date or, as amended or supplemented, if applicable, as of the Closing Date, contained or contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Cleary, Gottlieb, Steen & Hamilton, special United States counsel for Deutsche Telekom AG and the Selling Stockholder, and an opinion of Dr. Manfred Balz, L.L.M., General Counsel of Deutsche Telekom AG, both dated the Closing Date, in the form attached hereto as Exhibits B-1 and C. The Company shall have received on the Closing Date an opinion of Cleary, Gottlieb, Steen & Hamilton in the form attached hereto as Exhibit B-2.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Section 6(d)(iii), Section 6(c)(ii) (but only as to the statements in the Prospectus under the caption "Underwriters") and in Section 6(c)(iv) above.

                  With respect to the last paragraph in Section 6(c)(iv) above, King & Spalding and Cravath, Swaine & Moore may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Cleary, Gottlieb, Steen & Hamilton may rely, as to factual matters, to the extent they deem appropriate, upon the representations of the Selling Stockholder contained herein and in other documents and instruments.

                  The opinions of King & Spalding described in Section 6(c), Thomas A. Gerke described in Section 6(d) and Cleary, Gottlieb, Steen & Hamilton described in Section 6(e) shall be rendered to the Underwriters and, as applicable, the Selling Stockholder or the Company at the request of the Company or the Selling Stockholder, as the case may be, and shall so state therein.

                  (g) The Underwriters and the Selling Stockholder shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters and the Selling Stockholder, from Ernst & Young LLP, independent public accountants, with respect to the Company and Deloitte & Touche LLP, independent public accountants, with respect to certain subsidiaries of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (h) The Company and the Underwriters shall have received an officer's certificate, substantially in the form of Exhibits D-1 and D-2 and hereto of Deutsche Telekom AG and the Selling Stockholder, respectively.

                  (i) The Underwriters and the Selling Stockholder shall have received a certificate, substantially in the form attached as Exhibit E hereto, of the Company relating to the ownership interests of the Selling Stockholder in the Company under section 897(c)(2) of the Code, as of the Closing Date.

                  (j) The Company and the Selling Stockholder shall have received a certificate, substantially in the form attached as Exhibit F hereto, of the Underwriters relating to certain selling procedures, provided that this condition shall not be a condition to the several obligations of the Underwriters.

                  (k) The Company shall have furnished to the Underwriters and the Selling Stockholder such further information, certificates and documents as the Underwriters and the Selling Stockholder may reasonably request.

         The obligations of the Company to perform the actions required of the Company under this Agreement on or before the Closing Date shall be subject to
(i) the receipt by the Company of the documents referred to in paragraphs

(h), (j) and (k) of this Section 6 and (ii) the delivery by the Selling Stockholder to the transfer agent of the stock certificates representing the Conversion Shares to be converted into Selling Stockholder Shares and sold in the offering (excluding certificates for the Class A Common Shares) together with completed stock powers substantially in the form attached as an exhibit to the Letter to the Transfer Agent.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter and (with respect to Section 7(b) and Section 7(f) only) each Selling Stockholder as follows:

                  (a) To furnish to each of you without charge, one signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you and the Selling Stockholder a copy of each such proposed amendment or supplement (other than any document required to be filed pursuant to the Exchange Act) and not to file any such proposed amendment or supplement (other than any document required to be filed pursuant to the Exchange Act) to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, the Selling Stockholder and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law; provided that, notwithstanding the foregoing, the expense of preparing, filing and furnishing any such amendment or supplement to the Prospectus nine months or more after the first date of the public offering shall be borne by the Underwriters or dealers that are required to deliver the Prospectus, as amended or supplemented.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company will not be required to qualify, register or take other actions with respect to the Shares in any jurisdiction where, in order to do so, the Company would have to qualify to do business as a foreign corporation or to file a general consent to service of process.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable, and in any event, not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) That upon the Selling Stockholder's and the Company's receipt of the certificate of the Underwriters described in Section 6(j) of this Agreement, the Selling Stockholder shall be deemed to be in compliance with Section 2.4(a) of the Amended and Restated Stockholders' Agreement among FT, DT and the Company, dated as of November 23, 1998, as amended by the Master Transfer Agreement between and among FT, DT, the Selling Stockholder, Atlas Telecommunications, S.A., the Company, Sprint Global Venture, Inc. and the JV Entities set forth on Schedule II thereto, dated as of January 21, 2000, with respect to the Shares offered and sold under the terms of this Agreement.

         8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (which shall not in any case exceed $5,000 without the written consent of the Company), (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers,

Inc., (iv) the cost of printing certificates representing the Shares, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft owned by the Company or chartered by the Company in connection with the road show (provided that the Underwriters will reimburse the Company for the air travel expenses of the Underwriters on any such aircraft at commercial rates currently in effect) and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Notwithstanding the foregoing, it is understood that the Selling Stockholder will pay or cause to be paid (in the form of the difference between the Purchase Price and the Public Offering Price) the underwriting discount with respect to the Selling Stockholder Shares and any Additional Shares sold by the Selling Stockholder, all costs and expenses related to the transfer and delivery of the Selling Stockholder Shares and any Additional Shares sold by the Selling Stockholder to the Underwriters, including any transfer or other taxes payable on the transfer of the Selling Stockholder Shares and any Additional Shares sold by the Selling Stockholder to the Underwriters and all fees and disbursements of their respective legal counsel in connection with the sale of the Selling Stockholder Shares and any Additional Shares sold by the Selling Stockholder pursuant to this Agreement. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholder may otherwise have for the allocation of such expenses among themselves.

         9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to (i) any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein or (ii) the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if it shall be established that a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) or Section 7(c).

         (b) The Selling Stockholder agrees to indemnify and hold harmless the Company and each Underwriter and each person, if any, who controls the Company or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto and such indemnification being limited to the amount of net proceeds received from the sale of the Selling Stockholder's Shares by the Underwriters; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if it shall be established that a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) or Section 7(c).

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration

Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve such indemnifying party from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing jointly by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such request sets forth the terms of the proposed settlement and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and/or the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholder, respectively, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company, the Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (f) The Company, the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares. Notwithstanding the foregoing, the representations and warranties made by the Company to the Selling Stockholder in Section 1 hereof shall terminate and be of no further force or effect (i) upon the termination of this Agreement or (ii) acceptance of any payment for any of the Shares.

         (h) The indemnity and contribution provisions contained in this Section 9 do not modify or supersede any agreement between the Company and the Selling Stockholder. Notwithstanding Section 2(b) of the Offering Process Agreement, dated as of February 20, 2001 among FT, DT, the Selling Stockholder and the Company, the provisions of Section 1.7 of the Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement:), dated as of November 23, 1998, among FT, DT, the Selling Stockholder and the Company, as amended, shall apply to this Agreement for the benefit of DT and the Selling Stockholder as if the Selling Stockholder were selling the Selling Stockholder Shares and any Additional Shares pursuant to Section 1.2 of the Registration Rights Agreement.

         10. Termination. This Agreement shall be subject to termination by notice given by you to the Company and the Selling Stockholder, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Firm Shares on the terms and in the manner contemplated in the Prospectus.



         11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either you, the Company or the Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, (i) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement (other than due to the failure by the Selling Stockholder or the Underwriters to satisfy their respective conditions to the obligations of the Company described in the second to last paragraph of Section 6), (ii) pursuant to Section 10 or (iii) if for any reason the Company shall be unable to perform its obligations under this Agreement (other than due to the failure by the Selling Stockholder or the Underwriters to satisfy their respective conditions to the obligations of the Company described in the second to last paragraph of Section 6), the Company will reimburse the Underwriters or such persons as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such persons in connection with this Agreement or the offering contemplated hereunder.

         If this Agreement shall be terminated by the Underwriters, or any of them, (i) because of any failure or refusal on the part of the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Selling Stockholder shall be unable to perform its obligations under this Agreement, the Selling Stockholder will reimburse the Company and the Underwriters or such persons as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such persons in connection with this Agreement or the offering contemplated hereunder.

         12. Guarantee of Deutsche Telekom AG. Deutsche Telekom AG agrees to guarantee full payment and complete performance of any and all obligations of its subsidiary, the Selling Stockholder, under this Agreement.

         13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         14. Notices. All communications under this Agreement will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to J.P. Morgan Securities Inc., 60 Wall Street, New York, NY 10260 (fax no. (212) 648-5968), attention Legal Department Merrill Lynch, Pierce, Fenner and Smith Incorporated, 4 World Financial Center, New York, NY 10080 (fax no. (212) 738-0802), attention Paul Morris, and UBS Warburg LLC, 299 Park Avenue, New York, NY 10171 (fax no. (212) 821-3285), attention Legal Department or if sent to the Company, will be mailed, delivered or telefaxed to Sprint Corporation, 2330 Shawnee Mission Parkway, Westwood, KS 66205, U.S.A., attention Corporate Secretary (fax no. (913) 624-2256), and if faxed, any such notice shall be confirmed in writing, with a copy to King & Spalding, 1185 Avenue of the Americas, New York, NY 10036, attention Mary A. Bernard, Esq. (fax no. (212) 556-2222)or if sent to Deutsche Telekom AG or the Selling Stockholder, will be mailed, delivered or telefaxed to Friedrich-Ebert-Allee 140, D-53113 Bonn, Germany attention Chief Executive Officer (fax. no. 49-228-181-8970) with a copy to Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY, 10006 U.S.A., attention Robert P. Davis, Esq. (fax no. (212) 225-3999).

         15. Governing Law; Dispute Resolution. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

         (b) Each of the Company, Deutsche Telekom AG and the Selling Stockholder irrevocably consents and agrees that any legal action, suit or proceeding by the Underwriters or any person controlling any of the Underwriters (a "Specified Party") with respect to their rights, obligations or liabilities under or arising out of or in connection with this Agreement shall be brought by such party only in the United States District Court for the Southern District of New York or, in the event (but only in the event) such court does not have subject matter jurisdiction over such action, suit or proceeding, in the courts of the State of New York sitting in the Borough of Manhattan, New York City, and each of the Company, Deutsche Telekom and the Selling Stockholder hereby irrevocably waives any claim that such proceeding has been brought in an inconvenient forum and irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, with respect to any such action, suit or proceeding (including, without limitation, claims for interim relief, counterclaims, actions with multiple defendants and actions in which such party is impled), it being understood that this provision inures to the benefit only of Specified Parties and no third parties. Each of the Underwriters, the Company, Deutsche Telekom AG and the Selling Stockholder hereto irrevocably and unconditionally waives any right that it may have to a jury trial in any legal action, suit or proceeding with respect to, or arising out of or in connection with this Agreement. Each of Deutsche Telekom AG and the Selling Stockholder hereby irrevocably designates CT Corporation System (in such capacity, the "Process Agent"), with an office at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, for and on its behalf service of process in such jurisdiction in any legal action or proceedings with respect to this Agreement, and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to Deutsche Telekom AG and the Selling Stockholder in the manner provided in Section 14. Each of Deutsche Telekom AG and the Selling Stockholder hereby confirm that they have paid in full the fee charged by the Process Agent to act as such for the five year period beginning on the date hereof and each shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that Deutsche Telekom AG and the Selling Stockholder will at all times during such period have an agent for service of process for the above purposes in New York, New York. In the event of the transfer of all or substantially all of the assets and business of the Process Agent to any other corporation by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for the Process Agent with the same effect as if named herein in place of CT Corporation System. Each of the Company, Deutsche Telekom AG and the Selling Stockholder further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, with copies to counsel as specified under Section 14, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing herein shall affect the right of the Underwriters or any person controlling the Underwriters to serve process in any other manner permitted by applicable law. Each of the Company, Deutsche Telekom AG, the Underwriters and the Selling Stockholder expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of New York and of the United States of America.

         16. Waiver of Immunity. (a) Each of Deutsche Telekom AG and the Selling Stockholder agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from set off or counterclaim relating to this Agreement, from the jurisdiction of any competent court described in Section 15(b), from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or an arbitral award or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement or the subject matter hereof or thereof (including any obligation for the payment of money). Each of Deutsche Telekom AG and the Selling Stockholder agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. (P) 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against Deutsche Telekom AG or the Selling Stockholder with respect to this Agreement.

         17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                            Very truly yours,

                                            Sprint Corporation

                                            By:____________________________
                                               Name:
                                               Title:


                                            Deutsche Telekom AG

                                            By:____________________________
                                               Name:
                                               Title:


                                            NAB Nordamerika Beteiligungs
                                            Holding GmbH


                                            By:____________________________
                                               Name:
                                               Title:

Accepted as of the date hereof

J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC

Acting severally on behalf
 of themselves and the
 several Underwriters named
 in Schedule II hereto.

By: J.P. Morgan Securities Inc.



         By:___________________________
            Name:
            Title:


By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

         By:___________________________
            Name:
            Title:


By: UBS Warburg LLC

         By:___________________________
            Name:
            Title:



         By:___________________________
            Name:
            Title:

                                                                      SCHEDULE I


--------------------------------------------------------------------------------
                                                                  Number of
                                         Number of Firm       Additional Shares
                   Seller              Shares to be Sold          to be Sold
                   ------              -----------------          ----------
--------------------------------------------------------------------------------
Sprint Corporation
--------------------------------------------------------------------------------
NAB Nordamerika
Beteiligungs Holding GmbH
--------------------------------------------------------------------------------

                                                                     SCHEDULE II



--------------------------------------------------------------------------------
                                                         Number of
                          Number of                      Firm Shares
                          Firm Shares                    To Be Purchased
                          To Be Purchased                from the Selling
Underwriter               from the Company               Stockholder
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT A

                     [FORM OF LETTER TO THE TRANSFER AGENT]

                                                                     EXHIBIT B-1

          [FORM OF CLEARY, GOTTLIEB, STEEN & HAMILTON U.S. LAW OPINION]

                                                                     EXHIBIT B-2

                   [FORM OF CLEARY, GOTTLIEB, STEEN & HAMILTON
                         Reliance Letter to the Company]

                                                                       EXHIBIT C

                          [FORM OF DT IN-HOUSE OPINION]

                                                                     EXHIBIT D-1

               [FORM OF DEUTSCHE TELEKOM AG OFFICER'S CERTIFICATE]

                                                                     EXHIBIT D-2

             [FORM OF THE SELLING STOCKHOLDER OFFICER'S CERTIFICATE]

                                                                       EXHIBIT E

                            [FORM OF TAX CERTIFICATE]

            AFFIDAVIT PURSUANT TO INTERNAL REVENUE CODE SECTION 1445
             AND PURSUANT TO THE REQUIREMENTS OF TREASURY REGULATION
                           SECTION 1.897-2(g), (h)(4)

         The undersigned, being a duly authorized officer of Sprint Corporation (the "Company"), hereby affirms that, to the best of the undersigned's knowledge and belief:

         1. The Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2)of the Internal Revenue Code of 1986, as amended (the "Code")) during the five-year period ending on the date hereof. Accordingly, as of the date hereof, the PCS Common Stock of the Company does not constitute a United States real property interest within the meaning of
Section 897(c) of the Code;

         2. The Company's U.S. employer identification number is ___________.


         3. The Company's address is 2330 Shawnee Mission Parkway, Westwood, Kansas 66205.

         Under penalties of perjury, the undersigned declares that to the best of the undersigned's knowledge and belief, this affidavit is true, correct, and complete, and that the undersigned has the authority to execute this affidavit on behalf of the Company.

Date: ________________                      __________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F

                         Offering Procedures Certificate
                         -------------------------------

Reference is made to the Underwriting Agreement (the "Underwriting Agreement") dated as of [ ], 2001, by and among Deutsche Telekom AG, NAB Nordamerika Beteiligungs Holding GmbH, the several underwriters named in Schedule II thereto (the "Underwriters") and Sprint Corporation, a Kansas corporation (the "Company"). Capitalized terms used and not defined in this Certificate shall have the meaning given such terms in the Underwriting Agreement.

As Representatives of the Underwriters, we hereby certify that the Underwriters have conducted the offering of Selling Stockholder Shares described in the Underwriting Agreement (the "Offering") with the following restrictions:

(i) the Underwriters did not knowingly sell more than [         ] Selling
Stockholder Shares to any one person in the Offering without receiving the consent of an authorized representative of the Company, unless such person was a recognized institutional investor;

(ii) the Underwriters did not knowingly sell more than [           ] Selling
Stockholder Shares to any one person in the Offering without receiving the consent of an authorized representative of the Company; and

(iii) the Underwriters did not knowingly sell any Selling Stockholder Shares in the Offering to any one person that had a current Schedule 13D under the Securities Exchange Act of 1934 disclosing beneficial ownership in the Company on file with the Securities and Exchange Commission (the "SEC") as of the close of business on [insert date of the last business day before pricing] (the "Determination Date") without receiving the consent of an authorized representative of the Company. For purposes of this paragraph (iii), the knowledge of the Underwriters was determined solely by checking filings available to the general public on the SEC's EDGAR system as of the close of business on the Determination Date.

Acting severally on behalf of themselves and the several Underwriters set forth in Schedule II of the Underwriting Agreement:

By:  UBS Warburg LLC

By:
         ------------------------
         Name:
         Title:


By:
         ------------------------
         Name:
         Title:


Date:
         -----------------------